STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of June 17, 2005 (the "Agreement"), is entered into by and between TOTAL IDENTITY CORP., a Florida corporation (“Seller”), YARD SALE DROP-OFF, INC., a Florida corporation and currently a wholly owned subsidiary of Seller (“YSDO”), and WALLSTREET-REVIEW FINANCIAL SERVICES, INC., a Florida corporation (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of YSDO; and

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, an aggregate of 4,000,000 shares of the issued and outstanding common stock YSDO, representing 40% of the issued and outstanding capital stock of YSDO (the “Seller Shares”), upon the terms and conditions hereinafter set forth; and

WHEREAS, Buyer desires to grant to Seller the option to purchase the balance of the shares of YSDO owned by Seller, upon the terms and conditions hereinafter set forth (the “Option”), whereupon YSDO shall become a wholly owned subsidiary of Buyer.

NOW THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Sale and Purchase of the Seller Shares.

(a)  Sale of the Seller Shares. Subject to the terms and conditions of this Agreement, Seller hereby sells, conveys, assigns and transfers to Buyer, all of Seller’s right, title and interest in and to the Seller Shares, free and clear of all liens, charges, encumbrances, claims and security interests (“Liens”). The Seller shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be sold, assigned, pledged, transferred or otherwise disposed of absent registration or the availability of an applicable exemption therefrom.

(b)  Purchase of the Seller Shares. Subject to the terms and conditions of this Agreement, Buyer hereby purchases the Seller Shares from Seller, free and clear of all Liens.

2.  Purchase Price.

(a)  Amount of Purchase Price. The purchase price for the Seller Shares shall be the aggregate sum of $25,000, or $.00625 per share (the “Purchase Price”).

(b)  Payment of the Purchase Price. The Purchase Price shall be paid by the reduction and satisfaction of outstanding indebtedness due from Seller to Buyer in the amount of $25,000 (the “Indebtedness”). Seller acknowledges that the amount of the Indebtedness represents a bona fide loan from Buyer to Seller. Buyer acknowledges that upon its receipt of the Seller Shares, the Indebtedness shall be fully paid and satisfied and Seller shall thereafter have no further obligation to repay the Indebtedness.

3.  The Option. Commencing on the date hereof, and terminating on the first anniversary date of this Agreement (the “Exercise Period”), Buyer shall have the right and option (the “Option”) to acquire from Seller, the 6,000,000 shares of the Company’s issued and outstanding capital stock owned by Seller that are not being acquired by Buyer hereunder (the “Option Shares”). The Option may not be exercised unless there is a public market for the common stock of Buyer at the time the Option is exercised (i.e., bid quotations for Buyer’s common stock are published on the “Pink Sheets,” the OTC Bulletin Board or other recognized trading medium covering the date the Option is exercised). Subject to the foregoing, the Option may be exercised by Buyer delivering its written notice of exercise to Seller, on or prior to expiration of the Exercise Period, in accordance with Section 8(f). The date on which Buyer delivers its notice of exercise of the Option is hereinafter referred to as the “Option Exercise Date”. The exercise price of the Option shall be paid by Buyer’s delivery to Seller of 10,000,000 shares of the common stock of Buyer (the “WSRF Shares”), subject to the following terms and conditions:

(a)  Not more than ten days following the Option Exercise Date, Seller shall engage an appraisal to be performed by an appraiser satisfactory to both Buyer and Seller (the “Appraisal”). The Appraisal shall determine the fair market value of the Option Shares (the “Option Share Value”). The costs of the Appraisal shall be borne equally by Buyer and Seller. The decision of the appraiser(s) shall be rendered not more than 45 days following engagement of the Appraiser and shall be final and binding on Buyer and Seller.

(b)  In the event that the Appraisal concludes that the Option Share Value is at least $100,000, but the “Fair Market Value of the WSRF Shares” (as hereinafter defined) is less than the Option Share Value, then the number of WSRF Shares shall be increased from 10,000,000 to the extent necessary so that the Fair Market Value of the WSRF Shares equals the Option Share Value. For purposes of this subparagraph, the Fair Market Value of the WSRF Shares Date shall mean the average closing bid price for the common stock of Buyer on its principal market over the five trading days immediately preceding the Option Exercise Date, multiplied by 10,000,000.

(c)   Delivery of the Option Shares to Buyer and delivery of the WSRF Shares, as may be adjusted pursuant to subparagraph (b) of this Section 3, to Seller shall take place not more than five (5) business days following the later to occur of (i) Buyer’s and Seller’s receipt of the Appraisal report and (ii) approval of the transactions contemplated by this Agreement by the respective shareholders of Buyer and Seller.

(d)  The number of WSRF Shares shall be adjusted in proportion to any stock split, dividend, reorganization or similar corporate event on the part of Buyer that occurs between the date of this Agreement and the Option Closing Date (or which by operation of law will occur within six months following the Option Closing Date).

(e)  The WSRF Shares will not be registered under the Securities Act and may not be sold, assigned, pledged, transferred or otherwise disposed of absent registration or the availability of an applicable exemption therefrom.

4.  Representations and Warranties of Seller. In order to induce Buyer to purchase the Seller Shares, Seller and YSDO hereby represent and warrant to Buyer as follows:

(a)  Organization and Good Standing. Seller and YSDO is each a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted or proposed to be conducted. YSDO is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except where the failure to so qualify would not have a material adverse effect on the assets, business or financial conditions of YSDO or consummation of the transactions contemplated hereby (a “Seller Material Adverse Effect”).

(b)  Authority and Enforcement. Seller and YSDO have all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Seller and YSDO have taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Seller and YSDO, enforceable against Seller and YSDO in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

(c)  No Conflicts or Defaults. The execution and delivery of this Agreement by Seller and YSDO and the consummation of the transactions contemplated hereby do not and shall not (i) contravene the Articles of Incorporation or Bylaws of Seller or YSDO or (ii) with or without the giving of notice or the passage of time (A) violate, conflict with, or result in a material breach of, or a material default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Seller or YSDO is a party or by which Seller or YSDO or any of its assets is bound, or any judgment, order or decree, or any law, rule or regulation to which Seller or YSDO or any of its assets is subject, (B) result in the creation of, or give any party the right to create, any Lien on one or more assets or properties of Seller or YSDO, (C) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which Seller ot YSDO is a party, or (D) result in a Seller Material Adverse Effect.

(d)  Consents of Third Parties. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller and YSDO do not require the consent of any person, or such consent has or will be obtained, in writing, prior to the Closing.

(e)  Capitalization. The authorized capital stock of YSDO consists of 50,000,000 shares of common stock, $.01 par value (“YSDO Common Stock”) and 5,000,000 shares of preferred stock, $.01 par value, of which 10,000,000 shares of Common Stock (including the Seller Shares) and no shares of preferred stock are issued and outstanding. All of the outstanding shares of YSDO Common Stock (including the Seller Shares) have been duly and validly authorized and are fully paid and non-assessable. No shares of YSDO Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of YSDO, and there are no contracts, commitments, understandings, or arrangements by which YSDO is or may become bound to issue additional shares of its capital stock or options, securities or rights convertible into shares of capital stock of YSDO. Neither Seller nor YSDO is a party to, and neither Seller nor YSDO has knowledge of any agreement restricting the voting or transfer of any shares of the capital stock of YSDO. Seller has made available to Buyer true and correct copies of YSDO’s Articles of Incorporation as in effect on the date hereof and its Bylaws as in effect on the date hereof.

(f)  Ownership of the Seller Shares. Seller owns the Seller Shares free and clear of all Liens.

(g)  Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of YSDO or Seller, threatened against YSDO or Seller, which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of YSDO or Seller, threatened against or involving YSDO or any of its properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against YSDO.

(h)  Title to Assets. YSDO is the owner of its assets free and clear of all Liens.

(i)  Securities Laws. Seller understands that the WSRF Shares have not been registered under the Securities Act. In the event that the Option is exercised by Buyer, Seller will acquire the WSRF Shares solely for the account of Seller, for investment purposes only and not with a view to, or for resale in connection with, any distribution in any jurisdiction where such sale or distribution would be precluded. Seller does not intend to dispose of all or any part of the WSRF Shares, except in compliance with the provisions of the Securities Act and applicable state securities laws and understands that the

WSRF Shares are being delivered pursuant to specific exemptions under the provisions of the Securities Act, which exemptions depend, among other things, upon compliance with the provisions of the Securities Act. Seller, through its officers and directors, has such knowledge and experience in financial, investment and business matters that it is capable of evaluating the merits and risks of its acquisition of the WSRS Shares. Seller understands that the following or similar legend will be placed on all certificates evidencing the WSRF Shares:

These securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold, assigned, pledged or otherwise transferred- or disposed of except pursuant to an effective registration statement under applicable federal and state securi-ties laws, or an opinion of counsel satisfac-tory to the Company that an exemp-tion from registration is available."

(j)  Disclosure. The representations, warranties and acknowledgments of Seller and YSDO set forth herein are true, complete and accurate in all material respects, do not omit to state any material fact, or omit any fact necessary to make such representations, warranties and acknowledgments, in light of the circumstances under which they are made, not misleading.

5.  Representations and Warranties of Buyer. In order to induce Seller to sell the Seller Shares to Buyer, Buyer hereby represent and warrant to Seller as follows:

(a)  Organization and Good Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted, except where its failure to do so would not have a material adverse effect on consummation of the transactions contemplated hereby (a “Buyer Material Adverse Effect”).

(b)  Authority and Enforcement. Buyer has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Buyer has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

(c)  No Conflicts or Defaults. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby do not and shall not (i) contravene the Articles of Incorporation or Bylaws of Buyer or (ii) with or without the giving of notice or the passage of time (A) violate, conflict with, or result in a material breach of, or a material default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Buyer is a party or by which Buyer or any of its assets is bound, or any judgment, order or decree, or any law, rule or regulation to which Buyer or any of its assets is subject, (B) result in the creation of, or give any party the right to create, any Lien on one or more assets or properties of Buyer, (C) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which Buyer is a party, or (D) result in a Buyer Material Adverse Effect.

(d)  Consents of Third Parties. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer does not require the consent of any person, or such consent has or will be obtained, in writing, prior to the Closing.

(e)  Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Buyer, threatened against Buyer, which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against Buyer, as adverse outcome to which would have a Buyer Material Adverse Effect.

(f)  Knowledge of Operations. Buyer, through common control, is fully familiar with the financial condition, business and operations of YSDO and is not depending upon the representations and warranties of Seller and YSDO set forth in this Agreement in order to induce it to purchase the Seller Shares.

(g)  Securities Laws. Buyer understands that neither the Seller Shares nor, if exercised, the Option Shares (collectively, the “Securities”), have been registered under the Securities Act. Buyer is acquiring the Seller Shares solely for the account of Buyer, for investment purposes only and not with a view to, or for resale in connection with, any distribution in any jurisdiction where such sale or distribution would be precluded. By such representation, Buyer means that no persons other than Buyer has a beneficial interest in the Securities, and no other person has furnished or will furnish directly or indirectly, any part of or guarantee the payment of any part of the consideration to be received in connection therewith. Buyer does not intend to dispose of all or any part of the Securities, except in compliance with the provisions of the Securities Act and applicable state securities laws and understands that the Securities are being sold pursuant to specific exemptions under the provisions of the Securities Act, which exemptions depend, among other things, upon compliance with the provisions of the Securities Act. Buyer has such knowledge and experience in financial, investment and business matters that it is capable of evaluating the merits and risks of its acquisition of the Securities. Buyer has consulted with such independent legal counsel or other advisers as it has deemed appropriate to assist in evaluating its acquisition of the Securities. Buyer understands that the following or similar legend will be placed on all certificates evidencing the Securities:

These securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold, assigned, pledged or otherwise transferred- or disposed of except pursuant to an effective registration statement under applicable federal and state securi-ties laws, or an opinion of counsel satisfac-tory to the Company that an exemp-tion from registration is available.

(h)  Disclosure. The representations, warranties and acknowledgments of Seller and YSDO set forth herein are true, complete and accurate in all material respects, do not omit to state any material fact, or omit any fact necessary to make such representations, warranties and acknowledgments, in light of the circumstances under which they are made, not misleading.

6.  Covenants.

(a)  Further Assurances. Each of the parties covenants and agrees to execute and deliver such other and further documents and instruments as may reasonably be necessary in order to effectuate the intent of this Agreement.

(b)  Covenants by Seller and YSDO. During the Exercise Period of the Option, without the prior written consent of Buyer:

(i) YSDO will not issue any shares of its capital stock or any security convertible into any of its capital stock to any person other than Buyer;

(ii)  YSDO will not sell, assign, pledge, encumber or otherwise dispose of any of its assets, or any interest therein, to any other person;

(iii)  YSDO will not enter into any material agreement except in the ordinary course of business and will not enter into any agreement that would cause a Seller Material Adverse Effect;

(iv)  Seller will not sell, assign, pledge, encumber or otherwise transfer any shares of the capital stock of YSDO that it owns following the date hereof, including without limitation, the shares subject to the Option, nor will Seller enter into any agreement granting to any person other than Buyer the right to acquire the Option or the Option Shares;

(v)  Neither Seller nor YSDO will dissolve, liquidate or wind-up its affairs or enter into any plan or agreement to do so;

(vi)  Neither Seller nor YSDO will commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy law, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or, admit the material allegations of any petition or pleading in connection with any such proceeding;

(vii)  Neither Seller nor YSDO will apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for YSDO or for all or a substantial part of its property;

(viii)  Neither Seller nor YSDO will make a general assignment for the benefit of creditors;

(ix)  Neither Seller nor YSDO will amend its Articles of Incorporation or by-laws; and/or

(x)  Neither YSDO nor Seller will enter into any agreement a consequence of which would be to do any of the foregoing.

7.  Indemnification.

(a)  Indemnification by Seller. Seller hereby indemnifies and holds Buyer harmless from and against any and all damages, losses, liabilities, obligations, costs or expenses incurred by Buyer and arising out of the breach of any representation or warranty of Seller or YSDO hereunder, and/or Seller's or YDSO’s failure to perform any covenant or obligation required to be performed by any of it hereunder.

(b)  Indemnification by Buyer. Buyer hereby indemnify and holds Seller harmless from and against any and all damages, losses, liabilities, obligations, costs or expenses incurred by YSDO and/or Seller and arising out of the breach of any representation or warranty of Buyer, or Buyer's failure to perform any covenant or obligation required to be performed by it hereunder.

(c)  Procedure for Indemnification. Any party entitled to indemnification under this Article 7 (an "Indemnified Party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article 7 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an Indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the Indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within 30 days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party, which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article 7 to the contrary, the indemnifying party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim.

8.  Miscellaneous.

(a)  Finders. Buyer, on the one hand, and Seller and YSDO, on the other hand, represent and warrant that they have not employed or utilized the services of any broker or finder in connection with this Agreement or the transactions contemplated hereby. Seller and YSDO shall indemnify and hold Buyer harmless from and against any and all claims for brokers' commissions made by any party as a result of this Agreement and the transaction contemplated hereunder to the extent that any such commission was incurred, or alleged to have been incurred, by, through or under Seller or YSDO. Buyer shall indemnify and hold Seller harmless from and against any and all claims for brokers' commissions made by any party as a result of this Agreement and the transactions contemplated hereunder to the extent that any such commission was incurred, or alleged to have been incurred, by, through or under Buyer.

(b)  Expenses. Except as otherwise specifically provided in this Agreement, Buyer, YSDO and Seller shall bear their own respective expenses incurred in connection with this Agreement and in connection with all obligations required to be performed by each of them under this Agreement.

(c)  Entire Agreement; No Waiver. This Agreement and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

(d)  Jurisdiction and Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles. The parties further: (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in any Federal or State court of competent jurisdiction within the County of Broward, State of Florida, (ii) waive any objection that they may have now or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the in personam jurisdiction of any Federal or State court of competent jurisdiction within the County of Broward, State of Florida in any such suit, action or proceeding. The parties each further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in a Federal or State court of competent jurisdiction within the County of Broward, State of Florida, and that service of process upon the parties mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon the parties, in any action or proceeding.

(e)  Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles and Sections are to the articles and sections, respectively, of this Agreement. The singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

(f)  Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally (including by confirmed legible telecopier transmission) or mailed by certified mail, return receipt requested, to the parties at the following addresses (or to such address as a party may have specified by notice given to the other party pursuant to this provision):

If to Seller or YSDO:

2075 N. Powerline Road
Suite 1
Pompano Beach, FL 33069
Facsimile: (954) 957-8700

If to Buyer:

1007 N. Federal Highway, D-6
Ft. Lauderdale, FL 33304
Facsimile: (954) 323-2542

(g)  Severability. In the event that any provision hereof would, under applicable law, be invalid or enforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and permissible under, applicable law. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

(h)  Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligation hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other and any attempted assignment without the required consent shall be void.

(i)  Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

TOTAL IDENTITY CORP. (“Seller”)

By: /s/Matthew P. Dwyer
Matthew P. Dwyer, President

YARD SALE DROP OFF, INC. (“YSDO”)

By: /s/Matthew P. Dwyer
Matthew P. Dwyer, President

WALLSTREET-REVIEW FINANCIAL
SERVICES, INC. (“Buyer”)

By: /s/Matthew P. Dwyer
Matthew P.Dwyer, President